QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

SEA CONTAINERS LTD.

OFFICERS' CERTIFICATE PURSUANT TO
SECTION 3.01 OF THE INDENTURE IDENTIFIED BELOW

        The undersigned officers of Sea Containers Ltd. (the "Company"), acting pursuant to Section 3.01 of the Indenture dated as of May 1, 2004 (the "Indenture"), between the Company and The Bank of New York, as trustee, and pursuant to the authorization contained in resolutions duly adopted by the Company's board of directors on April 28, 2004 (the "Resolutions"), do hereby certify that there was established in the Resolutions a series of the Company's debt securities designated as 10 1/2% Senior Notes due 2012 (the "Notes"), which are to be issued under the Indenture and which have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (Registration No. 333-11588).

        The terms of the Notes, as authorized, adopted and approved by the board of directors pursuant to Section 3.01 of the Indenture, are set forth in the Resolutions, attached hereto as Annex A.

        IN WITNESS WHEREOF the undersigned have executed this Officers' Certificate on behalf of the Company as of this 3rd day of May, 2004.

/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Senior Vice President—Finance and Chief Financial Officer
(CORPORATE SEAL)
/s/ EDWIN S. HETHERINGTON Edwin S. Hetherington Vice President, General Counsel and Secretary

ii

ANNEX A

SEA CONTAINERS LTD.

Resolutions Adopted by the Board Of Directors
On April 28, 2004 Approving 10 1/2% Senior Notes Due 2012

        WHEREAS, at a meeting of the board of directors of the Company held on February 9, 2004, the board authorized the issuance by the Company, from time to time at any time prior to the date two years after the effective date of the Registration Statement defined below, of up to $200,000,000 aggregate principal amount (at stated maturity) of unsecured debt securities ("Debt Securities"); and

        WHEREAS, on March 2, 2000, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, Registration No. 333-11588 (the "Registration Statement"), to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $300,000,000 aggregate principal amount of Debt Securities; and

        WHEREAS, at the meeting of the board of directors of the Company held on February 9, 2004, the Board reduced from $300,000,000 to $200,000,000 the aggregate principal amount of Debt Securities authorized for issuance but otherwise in general restated and reaffirmed the resolutions it had adopted on February 3, 2000; and

        WHEREAS, on March 3, 2004, the Company filed with the Commission an Amendment No. 1 to the Registration Statement to reduce the aggregate principal amount of the Debt Securities covered by the Registration Statement from $300,000,000 to $200,000,000, and in general to update the Registration Statement; and

        WHEREAS, on April 15, 2004, (a) the Company filed with the Commission an Amendment No. 2 to the Registration Statement containing a final prospectus dated April 15, 2004 (the "Prospectus"), and a preliminary prospectus supplement dated April 15, 2004 (the "Preliminary Prospectus Supplement"), relating to $150,000,000 aggregate principal amount of Debt Securities to be offered as    % Senior Notes due 2014 of the Company, and (b) the Prospectus and the Preliminary Prospectus Supplement were first distributed to potential investors; and

        WHEREAS, on April 15, 2004 at 10:00 a.m., Eastern time, the Registration Statement became effective under the Securities Act and the Indenture described below relating to the Debt Securities was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

        WHEREAS, to date, the Company has issued no Debt Securities under the Indenture or the Registration Statement; and

        WHEREAS, on April 29, 2004, the Prospectus and a final prospectus supplement dated April 28, 2004 (the "Prospectus Supplement"), relating to $103,000,000 aggregate principal amount of Debt Securities offered as 10 1/2% Senior Notes due 2012 of the Company, will be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act and distributed to investors;

        NOW, THEREFORE, BE IT

        RESOLVED, that the actions taken by the officers of the Company in preparing, filing and distributing the Registration Statement, Amendments Nos. 1 and 2 to the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement are hereby in all respects ratified, confirmed, approved and adopted; and further

        RESOLVED, that there is hereby established an issue of one series of Debt Securities of the Company to be designated as hereinafter provided, which Debt Securities shall be issued under the Indenture dated as of May 1, 2004 between the Company and The Bank of New York, as Trustee (the

Annex A-1

"Indenture"), and shall constitute general, unsecured and unsubordinated obligations of the Company (such Debt Securities being hereinafter referred to collectively as the "Notes"); and further

        RESOLVED, that any director or officer of the Company is authorized and directed to execute and deliver, in the name and on behalf of the Company, the Indenture, in substantially the form in which the Indenture was filed as an Exhibit to Amendment No. 2 to the Registration Statement, but with such changes therein as the director or officer executing the Indenture may approve, such approval to be conclusively evidenced by such execution; and further

        RESOLVED, that the designation and terms of the Notes shall be as set forth below and are adopted pursuant to Section 3.01 of the Indenture, and such designation and terms shall be deemed to constitute, and are hereby expressly made, a part of the Indenture. (The symbol "$" and all capitalized terms used, but not defined, below shall have the same meanings as in the Indenture):

1.
Title of the Securities (including CUSIP and CINS numbers)(§3.01(1)):

            10 1/2% Senior Notes due 2012 (the "Notes"); CUSIP no. 811371 AN 3. The Notes do not have a CINS number.

2.
Any limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to the Indenture)(§3.01(2)):

            The Notes will be limited to $103,000,000 in aggregate principal amount.

3.
The date or dates, or the method by which such date or dates shall be determined or extended, on which the principal of the Notes shall be payable (§3.01(3)):

            May 15, 2012.

4.A.
The rate or rates at which the Notes will bear interest, if any, or the method by which such rate or rates shall be determined (§3.01(4)):

            The Notes will bear interest at a rate of 10 1/2% per annum.

4.B.
The date or dates from which such interest will accrue (§3.01(4)):

            Each Note will bear interest from May 4, 2004, or from the most recent Interest Payment Date to which interest on such Note or a predecessor Note has been paid or duly provided for.

4.C.
Interest Payment Dates on which such interest shall be payable (§3.01(4)):

            Interest on the Notes will be payable semi-annually on the 15th day of each November and May, beginning November 15, 2004.

4.D.
Regular Record Date, if any, for the interest payable on the Notes on any Interest Payment Date, or the method by which such date shall be determined (§3.01(4)):

            The Regular Record Date for an Interest Payment Date is the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

4.E.
Basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months (§3.01(4)):

            Not applicable.

4.F.
Form of Note (§3.01(25) and §2.01):

            The form of the Notes shall be substantially in the form attached as Exhibit A hereto, but with such changes therein as may be approved by the directors or officers of the Company

Annex A-2

    executing the Notes on behalf of the Company, such approval to be conclusively evidenced by such execution.

5.
The place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer or for exchange, and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served (§3.01(5)):

            None.

6.
The period or periods within which, the price or prices at which, the Currency or Currencies in which, and other conditions upon which, the Notes may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option (§3.01(6); §11.01 and §11.02):

            In accordance with the provisions of clause (6) of Section 3.01 of the Indenture and Section 11.02 of the Indenture, the Company shall have the right, at its option, to redeem all or some of the Notes at any time on or after May 15, 2008, at the following redemption prices (expressed as a percentage of the principal amount) during the 12-month period beginning May 15 in each year indicated below:

Price
2008	105.250
2009	102.625
2010 and thereafter	100.000%

    on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or integral multiples of $1,000, together with accrued and unpaid interest to the Redemption Date. In addition, the Notes will be redeemable at the option of the Company as provided in Section 11.01 of the Indenture (Optional Tax Redemption). Any redemption of Notes will be subject to Section 11.03 through Section 11.08 of the Indenture, as applicable.

7.A.
Any deletions from, modifications of, or additions to, the redemption provisions set forth in Section 11.03 (§3.01(7) and §11.03):

            None.

7.B.
The obligation, if any, of the Company to redeem, repay or purchase Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof (§3.01(7) and §11.05):

            The Notes are not subject to redemption, redemption or repayment pursuant to a sinking fund.

            Reference is made to Sections 10.16 (Purchase of Securities upon Change of Control), 10.17 (Disposition of Proceeds of Asset Sales), and 10.19 (Maintenance of Consolidated Tangible Net Worth) of the Indenture, which describe circumstances in which, and to the extent which, Notes must be purchased by the Company, at the option of a Holder.

8.
If not as provided in Section 3.02 of the Indenture, the denomination or denominations in which Notes are issuable (§3.01(8) and §3.02):

            The Notes are initially issuable as Registered Securities, registered in global form in the name of The Depositary Trust Company, or its nominees, as the depositary for the beneficial owners, in denominations of $1,000 and integral multiples of $1,000.

9.
If other than the Trustee, the identity of each Security Registrar and/or Paying Agent with respect to the Notes (§3.01(9)):

            Not applicable.

Annex A-3

10.
If other than the total principal amount thereof, the portion of the principal amount of the Notes that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture or the method by which such portion shall be determined (§3.01(10)):

            Not applicable.

11.
If other than the Dollar, the Currency or Currencies in which payment of the principal of or interest on the Notes shall be made or in which the Notes shall be denominated. and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of any of the provisions of Section 3.12 of the Indenture (§3.01(11) and §3.12):

            Not applicable.

12.
Whether the amount of payments of principal of or interest on the Notes may be determined with reference to an index, formula or other method (§3.01(12)):

            No.

13.
Whether the principal of or interest on the Notes is to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which the Notes are denominated or stated to be payable (§3.01(13)):

            No.

14.
Provisions, if any, granting special rights to the Holders of Notes upon the occurrence of such events as may be specified (§3.01(14)):

            Reference is made to Article Five (Remedies) and Section 10.04 (Additional Amounts), Sections 10.16 (Purchase of Securities upon Change of Control), 10.17 (Disposition of Proceeds of Asset Sales), and 10.19 (Maintenance of Consolidated Tangible Net Worth) of the Indenture.

15.
Any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 10.21) or other undertakings of the Company with respect to the Notes (§3.01(15); §5.10 and §10.21):

            None.

16.A
Whether the Notes are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both (§3.01(16)):

            Registered Securities only.

16.B.
Whether any Notes are to be issuable initially in temporary global form (3.01(16)):

            No.

16.C.
Whether any Notes are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Notes in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05 of the Indenture (§3.01(16) and §3.05):

            The Notes will be initially issued in the form of one or more fully registered global certificates (the "Global Notes"). The Company shall deposit each Global Note with, or on behalf of, the Depositary Trust Company (the "Depositary") as the securities depositary, registered in the name of the Depositary or its nominee, Cede & Co. Unless and until a Global Note is becomes exchangeable (as set forth in the next succeeding paragraph), such Global Note may not be transferred except as a whole by the Depositary to a nominee of the

Annex A-4

    Depositary, or by such a nominee to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

            If (1) the Depositary is at any time unwilling or unable to continue as Depositary and the Company does not appoint a successor Depositary within 60 days, or (2) the Company executes and delivers to the Trustee under the Indenture an order to the effect that the Global Notes shall be exchangeable, or (3) an Event of Default under the Indenture has occurred and is continuing, the Global Note or Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 3.05 of the Indenture.

16.D.
If the Notes are to be issuable as Global Notes, the identity of the depository for the Notes (§3.01(16)):

            The Depository Trust Company.

17.
The date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued (§3.01(17):)

            Not applicable.

18.A.
The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (§3.01(18)):

            Not applicable.

18.B.
The manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature (§3.01(18)):

            Not applicable.

18.C.
The extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04 of the Indenture (§3.01(18)):

            Not applicable.

19.
The applicability of Sections 14.02 and/or 14.03 of the Indenture to the Notes and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen (§3.01(19); §14.02 and §14.03):

            The defeasance and discharge provisions of Sections 14.02 and 14.03 are fully applicable to the Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen of the Indenture.

20.
If the Notes are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions (§3.01(20)):

            The Global Notes, which will be issued, are exchangeable into Registered Notes registered in the names of beneficial owners only in the circumstances set forth in section 3.05 of the Indenture.

Annex A-5

21.
Whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 10.04 on the Notes to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge (§3.01(21) and §10.04):

            No.

22.
The designation of the initial Exchange Rate Agent (§3.01(22)):

            Not applicable.

23.
If the Notes are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable (§3.01(23)):

            Not applicable.

24.
Whether the Notes are to be subordinated or unsubordinated indebtedness of the Company (§3.01(24)):

            The Notes are to be unsubordinated indebtedness of the Company.

25.
Any other terms of the Notes, which terms shall not be inconsistent with the provision of the Indenture or the requirements of the Trust Indenture Act (§3.01(25)):

            The provisions of Section 3.08 of the Indenture (Optional Extension of Maturity) shall not be applicable to the Notes.

            The provisions of Section 3.13 (Appointment and Resignation of Successor Exchange Rate Agent) shall not be applicable to the Notes.

            The Placement for the Notes as (referred to in Section 10.02 of the Indenture) is the office specified in the definition of the term "Corporate Trust Office" in Section 1.01 of the Indenture.

            The provisions of Article Thirteen of the Indenture (Repayment at the Option of Holders) shall not be applicable to the Notes.

        FURTHER RESOLVED, that the proper directors or officers of the Company are hereby authorized, empowered and directed to execute and deliver an Officers' Certificate pursuant to Section 3.01 of the Indenture with respect to the Notes, as well as such other agreements, certificates, instruments and documents, and to do such other acts as they may from time to time determine are necessary or appropriate in order to effectuate the purposes of any of the foregoing resolutions; and further

        RESOLVED, that all acts and things done by any of the directors and officers of the Company prior to the date hereof that are within the authority conferred by any of the foregoing resolutions are hereby ratified, confirmed, approved and adopted; and further

        RESOLVED, that the Company is authorized and directed to engage Citigroup Global Markets Inc. ("Citigroup") as sole book-running manager and Citigroup, Lazard Frères & Co. LLC, Scotia Capital (USA) Inc. and Fortis Securities LLC as underwriters for the purpose of selling the $103,000,000 aggregate principal amount of Notes in an underwritten public offering in the United States, the terms and conditions of such engagement to be as more fully set forth in the Pricing Agreement and the Standard Underwriting Agreement Provisions attached hereto as Exhibit B (collectively, the "Pricing Agreement"), and any of the directors and officers of the Company is authorized and directed to execute and deliver the Pricing Agreement, in the name and on behalf of he Company, substantially in the form of Exhibit B, but with such changes therein as such director or officer may approve, such approval to be conclusively evidenced by such execution; and further

        RESOLVED, that (i) the price at which the Notes will be sold to the public by Citigroup shall be equal to 97.369% of the principal amount thereof, and (ii) the underwriters' commission payable to Citigroup shall be equal to 3% of the aggregate principal amount of the Notes.

Annex A-6

EXHIBIT A
TO OFFICERS' CERTIFICATE

[FACE OF SENIOR NOTE]
SEA CONTAINERS LTD.

10 1/2% Senior Notes due 2012

        THIS NOTE IS ISSUED IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY" OR "DTC") OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SEA CONTAINERS LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1	CUSIP 811371 AN 3 $103,000,000

        SEA CONTAINERS LTD., a company limited by shares incorporated in the Islands of Bermuda under the Companies (Incorporation by Registration) Act 1970 (herein called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $103,000,000 United States Dollars on May 15, 2012, at the office or agency of the Company referred to below, and to pay interest thereon commencing on November 15, 2004 and semiannually thereafter, on May 15 and November 15 in each year, accruing from May 4, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/2% per annum, in United States Dollars, until the principal hereof is paid or duly provided for. The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the October 31 or April 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of, and premium, if any, and Interest on, this Senior Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of Interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Senior Note Register.

        The Company hereby further agrees, subject to the limitations and exceptions set forth in the Indenture, to pay Additional Amounts (as defined in the Indenture) hereon.

        Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its common seal.

SEA CONTAINERS LTD.
By:	Name: Robert M. Riggs Title: Director
By:	Name: Edwin S. Hetherington Title: Vice President, General Counsel and Secretary

        This is one of the 10 1/2% Senior Notes due 2012 described in the within-mentioned Indenture.

Dated: May 4, 2004

THE BANK OF NEW YORK, as Trustee
By:	Authorized Signatory

SEA CONTAINERS LTD.
10 1/2% Senior Notes due 2012

        This Senior Note is one of a duly authorized issue of securities of the Company designated as its 10 1/2% Senior Notes due 2012 (herein called the "Senior Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $103,000,000, which is being issued under an indenture (herein called the "Indenture") dated as of May 1, 2004, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

        The Senior Notes are subject to redemption upon not less than 30 nor more than 60 days' notice, in whole or in part, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after May 15, 2008, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year	Redemption Price
2008	105.250%
2009	102.625%
2010 and thereafter	100.000%

together in the case of any such redemption with accrued and unpaid Interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive Interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

        The Senior Notes are subject to redemption, in whole but not in part, at the option of the Company in the event that the Company becomes obligated to pay Additional Amounts hereon.

        In the event that a Change of Control occurs, each Holder shall have the right, as provided in, and subject to the terms of, the Indenture, to require that the Company repurchase such Holder's Senior Notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid Interest to the date of purchase.

        The Indenture provides that if the Company's Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters is less than the Minimum Consolidated Tangible Net Worth (as specified in the Indenture), then the Company shall make an offer to purchase 10% of the aggregate principal amount of Senior Notes originally issued at a purchase price of 100% of the principal amount plus interest accrued and unpaid to the date of such purchase, and on such other terms as provided in the Indenture.

        The Senior Notes are not entitled to the benefit of any sinking fund.

        In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear Interest from and after the Redemption Date.

        In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of the (a) entire indebtedness of the Company on this Senior Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

        No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the Senior Note Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

        Prior to the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        Interest on this Senior Note shall be computed on the basis of a 360-day year of twelve 30-day months.

        All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Indenture and this Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

And irrevocably appoint                          to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Senior Note purchased by the Company pursuant to Section 10.16 or Section 10.17 or Section 10.19, as the case may be, of the Indenture, check the box:

        ☐

        If you want to elect to have only a part of this Senior Note purchased by the Company pursuant to Section 10.16 or Section 10.17 or Section 10.19, as the case may be, of the Indenture, state the amount: $

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Senior Note)
Signature Guarantee:

*NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

EXHIBIT B
TO
OFFICERS' CERTIFICATE

SEA CONTAINERS LTD.
(a Bermuda company)

10 1/2% Senior Notes due 2012

PRICING AGREEMENT

April 28, 2004

Sea Containers Ltd.
22 Victoria Street
Hamilton HM 12
Bermuda

Ladies and Gentlemen:

        We are acting on behalf of the underwriters (including ourselves) named below (the "Underwriters"), and we understand that Sea Containers Ltd., a Bermuda company (the "Company"), proposes to issue and sell $103,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2012 (the "Offered Securities").

        Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters offer to purchase, severally and not jointly, the aggregate principal amount of Offered Securities set forth below opposite their names below at the purchase price of 97.369% of the principal amount thereof, plus accrued interest, if any, from May 4, 2004 to the date of payment (the "Purchase Price").

Name	Amount of Offered Securities
Citigroup Global Markets Inc.	$72,100,000
Lazard Frères & Co. LLC	23,690,000
Scotia Capital (USA) Inc.	4,120,000
Fortis Securities LLC	3,090,000

TOTAL:	$103,000,000

        We represent that we are authorized to act for the several Underwriters named above in connection with this financing, and any action under this Agreement by any of us will be binding upon all the Underwriters.

        The Offered Securities shall have the terms set forth under the caption "Description of the Notes" in the Prospectus Supplement dated April 28, 2004.

        The attached Standard Underwriting Agreement Provisions (the "Provisions") are incorporated by reference into this Pricing Agreement, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

        Payment of the Purchase Price for, and delivery of, the Offered Securities shall be made at 10:00 A.M., New York City time, on May 4, 2004 at the offices of Shearman & Sterling LLP, New York, New York, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 9 of the Provisions. Delivery of the Offered Securities shall be made to you against payment by you of purchase price therefor or upon the order of the Company in immediately available funds or such other manner of payment as may be agreed by you and the Company. Such Offered Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. Such Offered Securities will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

[SIGNATURE PAGE FOLLOWS]

        Please confirm your agreement to the foregoing by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,
CITIGROUP GLOBAL MARKETS INC.
			By:	/s/ STEPHEN WOO
				Name:	Stephen Woo
				Title:	Vice President
Acting on behalf of itself and the other named Underwriters
Accepted:
SEA CONTAINERS LTD.
By:	/s/ DANIEL J. O'SULLIVAN
	Name:	Daniel J. O'Sullivan
	Title:	Senior Vice President—Finance and Chief Financial Officer

SEA CONTAINERS LTD.

(a Bermuda company)

Debt Securities

STANDARD UNDERWRITING AGREEMENT PROVISIONS

April 28, 2004

SEA CONTAINERS LTD.

Debt Securities

STANDARD UNDERWRITING AGREEMENT PROVISIONS

Sea Containers Ltd., a Bermuda company (the “Company”), proposes to issue from time to time certain of its debt securities in one or more series (the “Securities”).  Each series of the Securities will be offered and sold in accordance with the terms and conditions of these Standard Underwriting Agreement Provisions (these “Provisions”) as supplemented by an agreement between the Company and the underwriters named therein substantially in the form of Exhibit A to these Provisions (a “Pricing Agreement”).  From and after the date of the execution and delivery of a Pricing Agreement for an offering of Securities (a “Representation Date”), these Provisions shall be deemed to be incorporated in such Pricing Agreement except as specifically provided otherwise in such Pricing Agreement.

The Securities will be issued pursuant to an indenture dated as of May 1, 2004 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), with the terms of each series of securities issued thereunder to be determined as provided in Section 3.01 of the said Indenture.  As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firm or firms named as Underwriter or Underwriters in a Pricing Agreement and the term “you” shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Securities, as indicated in a Pricing Agreement.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333–11588), amendment no. 1 thereto and amendment no. 2 thereto, including a preliminary base prospectus, relating to all the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement was declared effective by the Commission on April 15, 2004, and as amended as of a Representation Date, including the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement.” As provided in Section 2(a), a prospectus supplement containing the terms of the offering of a particular series of Securities and the other matters set forth therein will be filed pursuant to Rule 424(b) under the 1933 Act on or about the Representation Date for such offering.  Such prospectus supplement, in the form furnished to the Underwriters for use in connection with such offering and filed pursuant to Rule 424(b), is herein referred to as a “Prospectus Supplement”. The final base prospectus dated April 15, 2004, filed pursuant to Rule 424(b), as supplemented by a Prospectus Supplement for a particular series of Securities and including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference therein, is herein called the “Prospectus.”

Section 1.  Representations and Warranties.  The Company represents and warrants to and agrees with each Underwriter, as of any Representation Date and as of the date and time of payment of the purchase price for, and delivery to the Underwriters of, any Securities pursuant to a Pricing Agreement (a “Closing Time”), with respect to the series of Securities then being sold (the “Offered Securities”), that:

(a)           The Company meets the registrant requirements for the use of Form S–3 for the Registration Statement, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and comply in all other material respects with said Rule.  On the original effective date of the Registration Statement, and on the effective date of the most recent post-effective amendment thereto, if any, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereto comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and none of such documents includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendments and supplements thereto, comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and none of such documents includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the Statement of Eligibility on Form T-1 under the 1939 Act of the Trustee filed as an exhibit to the Registration Statement (the “Form T-1”), or (ii) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus.  The Indenture complies in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

(b)           The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.  There are no contracts or documents of the Company or any of its subsidiaries (as defined in Section 1(e) below but excluding GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Express Hotels Inc.) which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described therein.

(c)           Neither the Company nor any of the subsidiaries (as defined in Section 1(e) below) is now or, after giving effect to the issuance of the Offered Securities and the consummation of the transactions disclosed in the Prospectus, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its businesses as conducted or proposed to be conducted, or (iii) incurring debts beyond its ability to pay such debts as they mature.

(d)           The Company’s authorized, issued and outstanding capitalization is as set forth in the Prospectus Supplement for the Offered Securities under the caption “Capitalization” as of the end of the most recent fiscal period for which the Company has filed a report with the Commission pursuant to Section 13 of the 1934 Act.  All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued are fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights, and no holder thereof is subject to personal liability by reason of being such a holder.

(e)           The Company and each of its subsidiaries (including, for the purpose of these Provisions, each of GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Express Hotels Inc.) have been duly incorporated and are validly existing as societies, companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; the Company and its subsidiaries are in compliance with all laws requiring their qualification to do business as foreign corporations in all other jurisdictions in which they respectively own or lease properties or maintain their respective principal offices or in which the conduct of their respective businesses requires such qualification, or are subject to no disability arising from their failure to comply with such laws, except where the failure to comply with such laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”); the outstanding shares of capital stock or quotas, as the case may be, of the subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and the Company owns all of the outstanding capital shares or quotas of the subsidiaries, directly or indirectly, free and clear of all liens and encumbrances, except as otherwise disclosed in or contemplated by the Prospectus or except where nonownership or such liens or encumbrances would not have a Material Adverse Effect and except that (i) the shares of Silja Oy Ab and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to the Company and its subsidiaries, (ii) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by the Company or any subsidiary of the Company, (iii) the shares of Great North Eastern Railway Ltd. have transfer restrictions imposed by the U.K. government, (iv) 50% of the class A quotas, 70% of the class B quotas, all of the class C quotas and 49.9% of the class E quotas of GE SeaCo SRL are not owned by the Company or any subsidiary of the Company, the class B quotas of GE SeaCo SRL owned by the Company are pledged as security for bank loans to the Company and its subsidiaries, and all of the quotas of GE SeaCo SRL are subject to transfer, voting and other restrictions under agreements with General Electric Capital Corporation, (v) 19,846,700 class A common shares and

18,044,478 class B common shares of Orient-Express Hotels Ltd. are not owned by the Company or any subsidiary of the Company, and all of the class A and B common shares of Orient-Express Hotels Ltd. owned by the Company have been pledged as security for bank loans to the Company and its subsidiaries and (vi) all of the shares of Orient-Express Hotels Inc. are not owned by the Company or any subsidiary of the Company.  None of the outstanding capital shares of each of GE SeaCo SRL, Orient-Express Hotels Ltd., Orient-Express Hotels Inc. or any “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S–X) was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary. The only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02(w) of Regulation S–X) are the subsidiaries listed in Annex A hereto.

(f)            The Indenture, each supplement or amendment thereto, if any, to the date of the Pricing Agreement, and any supplement thereto or officers’ certificate setting forth the terms of the Offered Securities have been, or will be on or prior to the Closing Time, duly authorized, executed and delivered by the Company and constitute, or prior to the Closing Time will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers, or (ii) general principles of equity, whether considered at law or at equity.

(g)           The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Pricing Agreement (including these Provisions) for the Offered Securities, will be entitled to the benefits of the Indenture, will conform in all material respects to the description thereof in the Prospectus for the Offered Securities and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers, or (ii) general principles of equity, whether considered at law or at equity.

(h)           The Company has not issued, or is not a party to, any outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of capital stock of, or other ownership interest in, the Company that might result in a change of control of the Company, except as may otherwise be disclosed in the Prospectus for the Offered Securities.  There are no contracts, agreements or understandings between the Company and any person, granting such person the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company owned or to be owned by such person.

(i)            To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedule included in or incorporated by reference into the Registration Statement and the Prospectus for the Offered Securities, are independent public accountants within the meaning of Regulation S–X under the 1933 Act and the 1934 Act.

(j)            The consolidated financial statements of the Company and its consolidated subsidiaries (excluding GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Express Hotels Inc.) included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and its consolidated subsidiaries on a consolidated basis at the respective dates and for the respective periods to which they apply; such financial statements and the supporting schedule have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission thereafter; and the supporting financial statement schedule included or incorporated by reference into the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly the information required to be stated therein.  The summary consolidated financial data included in the Prospectus Supplement for the Offered Securities, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus.

(k)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may be otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) except for the Pricing Agreement for the Offered Securities and the transactions contemplated thereby or otherwise disclosed in the Prospectus, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, except for regular quarterly dividends.

(l)            There is no action, suit, claim (including, but not limited to, product liability claims) or proceeding before or by any court or governmental agency or body, U.S. domestic or foreign (other than as disclosed in or incorporated by reference into the Registration Statement and the Prospectus for the Offered Securities), now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed pursuant to the 1933 Act or the 1933 Act Regulations, or which might result in any Material Adverse Change, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries, or which might materially and adversely affect the consummation of the transactions contemplated by the Pricing Agreement or the ability of the Company to perform its obligations under the Indenture or the Offered Securities; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to their businesses, would not, considered in the aggregate, have a Material Adverse Effect.

(m)          Neither the Company nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound, except for such violations (in the case of subsidiaries) or defaults, if any, that would not have a Material Adverse Effect.  The execution and the delivery by the Company of, or the performance by the Company of its obligations under, the Pricing Agreement, the Indenture and the Offered Securities, and the consummation of the transactions contemplated in the Registration Statement and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, except for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect,  or (ii) the charter or bye-laws or other constituent documents of the Company, GE SeaCo SRL, Orient-Express Hotels Ltd., Orient-Express Hotels Inc. or any “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S–X), or (iii) any statute, decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over their respective properties, except for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of its obligations under the Pricing Agreement, the Indenture or the Offered Securities or otherwise in connection with the issuance or sale of the Offered Securities by the Company, except such as shall have been obtained under the 1933 Act, the 1939 Act and Bermuda law, and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities by the Underwriters.

(n)           Each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus for the Offered Securities as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectus or such as are immaterial to the Company and its subsidiaries considered as one enterprise, and all the property described in the Prospectus as being held under lease by each of the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases.

(o)           The Company and its subsidiaries have all such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own their respective properties and to conduct their business in the manner described in the Prospectus for the Offered Securities, subject to such qualifications as may be set forth in the Prospectus, except those permits the failure to obtain which would not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all its material obligations with respect to its permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of its subsidiaries.

(p)           The Pricing Agreement (including these Provisions) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except that (i) the validity of the indemnification and contribution provisions of Sections 5 and 6 herein may be limited by public policy considerations, and (ii) the validity of Section 14 herein may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

(q)           With respect to each employee benefit plan, program, arrangement and contract maintained or contributed to by the Company or any of its subsidiaries, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any subsidiary could be subject to any liability under the terms of such plan, program, arrangement or contract, or any applicable law or regulation, which may reasonably be expected to result in a Material Adverse Effect.

(r)            No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, or any of its subsidiaries’, principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably by expected to result in a Material Adverse Effect.

(s)           The Company and its subsidiaries are insured by insurers of recognized financial responsibility (or by appropriate self-insurance) against such losses and risks and in such amounts as are prudent and customary in the businesses and in the locations in or at which they are engaged; and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not have a Material Adverse Effect.

(t)            The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(u)           Neither the Company nor any affiliate of the Company (as defined in Rule 405 under the 1933 Act) has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(v)           Except as disclosed in the Prospectus for the Offered Securities, and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company or any of its subsidiaries and (iv) neither the Company nor any of its subsidiaries has knowledge of any circumstances with respect to any of its properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its subsidiaries or any of their properties or operations and the business operations relating thereto that would have a Material Adverse Effect.  For purposes of these Provisions, the following terms shall have the following meanings:  “Environmental Law” means, with respect to any person, any foreign, United States federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on such person or any of its subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority.  “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(w)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared in all material respects with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries (other than GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Express Hotels Inc.), is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(y)           The Company and its officers and directors are in compliance in all material respects with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

(z)            The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings.  The Company and its subsidiaries (other than GE SeaCo SRL, Orient-Express Hotels Ltd. and Orient-Express Hotels Inc.) have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement and Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(aa)         Each certificate signed by any officer of the Company and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 2.  Certain Covenants of the Company.  The Company covenants with each Underwriter as follows with respect to each offering of Offered Securities:

(a)           Amendment No. 2 to the Registration Statement contains a preliminary prospectus supplement providing such information as you and the Company deemed appropriate, and, immediately following the execution of the Pricing Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities.  The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus and all amendments and supplements thereto as you shall reasonably request.

(b)           The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Offered Securities as contemplated in the Pricing Agreement and in the Prospectus.  If at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 2(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and furnish any such amendment or supplement to you in such quantities as you may reasonably request.

(c)           During the period when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act and shall notify you of such filing.

(d)           During the period when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement or any supplement to the Prospectus (not including any document referred to in Section 2(c)); will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which you or your counsel shall reasonably object in a timely manner.

(e)           During the period when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement or related registration statement filed pursuant to Rule

462(b) of the 1933 Act Regulations, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes.  The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(f)            The Company has furnished or will furnish to you one copy of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, and one copy of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

(g)           The Company will cooperate with the Underwriters to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably designate, and to maintain such qualifications in effect so long as is required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated in connection therewith to take any action that would subject it to general service of process in any jurisdiction in which it is not otherwise so subject, or would qualify it as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not otherwise so qualified, or would subject it to taxation in any jurisdiction in which it is not otherwise so subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided.  The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may reasonably request.

(h)           The Company will use its best efforts to comply with all applicable rules and regulations of the Commission and, as soon as practicable after the date of the Pricing Agreement, the Company will make generally available to the holders of Offered Securities an earnings statement of the Company and its subsidiaries satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(i)            For a period of two years after the Closing Time, the Company will furnish to you copies of all documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

(j)            Between the date of the Pricing Agreement and the Closing Time or such other date as may be specified in the Pricing Agreement, the Company will not, without your prior consent, (i) offer, sell, contract to sell, pledge, or otherwise dispose of, or (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing of a registration statement with the Commission in respect of, or (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act in respect of, any debt securities with a maturity of more than one year issued or guaranteed by the Company (other than the Offered Securities) or publicly announce an intention to effect any such transaction.

(k)           Whenever the Company publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the offer and sale of the Offered Securities under the Pricing Agreement, the Company shall immediately notify you as to the nature of such information or event.  Until the third anniversary of the Closing Time, the Company will notify you of (i) any decrease in the rating of the Offered Securities or any other debt securities of the Company by any credit rating agency recognized by the Commission as a nationally recognized statistical rating organization or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating which does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice.

Section 3.  Payment of Expenses.  Whether or not the transactions contemplated by a Pricing Agreement are consummated, the Company will pay all expenses incident to the performance of its obligations under a Pricing Agreement, including (a) costs of the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) costs of the preparation and distribution of the Pricing Agreement (including these Provisions), the Indenture and all other documents relating to this offering, (c) costs of the preparation, issuance, execution, authentication and delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e) costs of the qualification of the Offered Securities under the applicable securities laws in accordance with Section 2(g) and, if required, any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any blue sky survey, (f) any fees charged by rating agencies for rating the Offered Securities, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Offered Securities, (h) any fees, taxes and charges imposed by Bermuda on the sale of the Offered Securities, and (i) the reproduction and delivery of copies of the blue sky survey.  The Company also agrees that if the sale of the Offered Securities provided for herein is not consummated, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through you on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

Section 4.  Conditions of Underwriters’ Obligations.  Except as otherwise provided in a Pricing Agreement, the obligations of the Underwriters to purchase and pay for the Offered Securities pursuant to such Pricing Agreement are subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein at the Representation Date and at the Closing Time, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder at or prior to the Closing Time and to the following additional conditions:

(a)           At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.  The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time, the Company shall have provided evidence to the Underwriters of such timely filing.

(b)           At the Closing Time, the Underwriters shall have received an opinion of Carter Ledyard & Milburn LLP, United States counsel for the Company, dated as of the date of the Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

(i)            Orient–Express Hotels Inc. (“OEHI”) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  In giving such opinion with respect to valid existence and good standing, such counsel may rely exclusively on certificates obtained from the office of the Secretary of the State of Delaware;

(ii)           the Indenture, assuming that it has been duly authorized, executed and delivered by the Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) the validity of Section 1.15 of the Indenture, with respect to submission to the jurisdiction of the United States District Court for the Southern District or Eastern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).  In rendering this opinion, counsel may rely on the opinions of Appleby Spurling Hunter, given pursuant to Sections (4)(c)(ii) and (iii) of these Provisions, that the Company had the power to enter into and perform its obligations under the Indenture, and that the Indenture has been duly authorized, executed and delivered by the Company;

(iii)          the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Pricing Agreement, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  In rendering this opinion, such counsel may rely on the opinions of Appleby Spurling Hunter, given pursuant to Sections 4(c)(iii) and (iv) of these Provisions, that the Indenture has been duly authorized, executed and delivered by the Company, and that the Securities have been duly authorized by the Company;

(iv)          to the best knowledge of such counsel and other than as may be set forth in the Prospectus, there are no pending or threatened legal or governmental proceedings to which OEHI, the Company or any of its subsidiaries is a party that would be required under the 1933 Act to be described in the Registration Statement or Prospectus, or, to such Counsel’s best knowledge after due inquiry, that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Offered Securities to the Underwriters;

(v)           the sections (A) in the Prospectus under the captions “Description of Debt Securities” and “Plan of Distribution” and (B) in the Prospectus Supplement under the captions “Description of the Notes” describing the Offered Securities fairly summarize the terms of the Offered Debt Securities and of any other legal matters, documents or proceedings referred to in such sections;

(vi)          the section of the Prospectus Supplement under the caption “Material United States Federal Income Taxation Considerations” contains an accurate general description, under currently applicable law, of the principal United States federal income tax considerations that will apply to a U.S. Holder (as defined therein) of the Offered Securities;

(vii)         the Indenture has been duly qualified under the 1939 Act;

(viii)        no consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York State governmental agency or body or, to the best of such counsel’s knowledge, any United States federal or New York State court is required for the performance by the Company of its obligations under the Pricing Agreement or the Indenture, except such as may be required under New York securities laws in connection with the purchase or distribution of the Offered Securities by the Underwriters;

(ix)           The execution and delivery by the Company of the Pricing Agreement, the Indenture and the Offered Securities, the performance by the Company of, or its compliance with, its obligations under the Pricing Agreement, the Indenture and the Offered Securities, and the consummation of the transactions contemplated therein and in the Registration Statement and Prospectus, do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to be listed in such opinion, which shall include any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party, by which it or any of them is bound, or to which any of their property or assets are subject, and which (x) is described or referred to in the Prospectus, or incorporated by reference or is filed as an exhibit to the Registration Statement, (y) relates to a loan or other financing in an aggregate amount exceeding $100,000,000, or (z) is reasonably requested by you, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to the Company or any of its subsidiaries or any of their properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, or (C) any provision of the certificate of incorporation, by-laws or other constituent documents of OEHI.

(x)            the Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended;

(xi)           (A) The Registration Statement, the Prospectus and each amendment or supplement thereto (other than the financial statements and related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; and (C) the descriptions in the Registration Statement and the Prospectus of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States, are accurate summaries in all material respects and fairly present the information required to be given;

(xii)          the Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(xiii)         to the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto or incorporated by reference therein other than those so described or filed as exhibits or incorporated by reference, it being understood, with respect to all the foregoing, that such counsel expresses no opinion as to the financial statements and related notes and schedule and other financial and statistical data included in the Registration Statement or Prospectus or omitted therefrom;

(xiv)        The Company is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Offered Securities as described in the Prospectus, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; and

(xv)         The Company’s submission (pursuant to Section 14 of these Provisions) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, the Pricing Agreement is valid and enforceable against the Company, and the Company’s appointment of Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents upon whom process may be served in any such action or proceeding is also valid and enforceable against the Company.  The enforceability of such submission and appointment is subject to, and may be limited by, (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (B) general principles of equity, and (C) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

In addition, Carter Ledyard & Milburn LLP shall state that no opinion is expressed as to any laws other than the laws of the United States of America and the State of New York and, if applicable, the General Corporation Law of the State of Delaware, and that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters in connection with the preparation of the Registration Statement and the Prospectus, and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated in clauses (v) and (vi) above), such counsel advises the Underwriters that, on the basis of the foregoing, no facts have come to its attention that would cause it to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus or supplement was issued and at all times up to and including the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to all the foregoing, such counsel assumes no responsibility for, has not independently verified and expresses no opinion as to, the accuracy, completeness or fairness of the financial statements and related notes and schedule and other financial and statistical data included in the Registration Statement or Prospectus or omitted therefrom, or the accuracy, completeness or fairness of the Form T-1.

(c)           At Closing Time, the Company shall have furnished to you the opinion of Appleby Spurling Hunter, Bermuda counsel for the Company, dated as of the Closing Time, substantially to the effect that:

(i)            Each of the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. and Contender 2 Ltd. is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda;

(ii)           Each of the Indenture and the Pricing Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legally binding obligation of the Company enforceable against the Company in accordance with its terms;

(iii)          The Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Pricing Agreement, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

(iv)          The Company has all requisite corporate power and authority under its Constitutional Documents to own, lease, manage and operate its properties and to conduct its business as described in the Prospectus, and it has all requisite power and authority to enter into and perform its obligations under the Pricing Agreement, the Indenture and the Offered Securities;

(v)           (a) The execution, delivery and performance by the Company of the Pricing Agreement, the Indenture or the Offered Securities, (b) the consummation of the transactions therein contemplated and in the Registration Statement and Prospectus do not and will not, (i) result in a breach or violation of any term or provision of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. under any indenture (including, without limitation, the Indenture), mortgage, deed of trust, loan agreement or any other agreement or instrument known to such counsel to which the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd.  is a party or by which it or any of them is bound or to which any of the property or assets of the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd.  is subject; or (ii) violate (A) the provisions of the Constitutional Documents or (B) any requirement of law or regulation of Bermuda;

(vi)          No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or any Bermuda court is required for the performance by the Company of its obligations under the Pricing Agreement, Indenture or the Offered Securities, except the consent of the Bermuda Monetary Authority to the issue by the Company of the Offered Securities (which consent has been obtained) and the filing of the Prospectus and Prospectus Supplement with the Registrar of Companies (which has been completed);

(vii)         The information in the Prospectus and Prospectus Supplement under the captions “Risk Factors — Other Risks — We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Sea Containers for liabilities under U.S. securities laws,” “Risk Factors — Other Risks — Sea Containers’ directors and officers may control the outcome of most matters submitted to a vote and of its shareholders,” “Risk Factors — Other Risks — Provisions in Sea Containers’ charter documents may discourage potential acquisitions of Sea Containers, even those which the holders of a majority of its class A common shares might favor,” “Risk Factors — Other Risks —The insolvency laws of Bermuda may not be as favorable to you as the bankruptcy laws of the jurisdiction with which you are familiar,” and “Description of Debt Securities” and “Bermuda Tax Considerations,” to the extent such information constitutes matters of Bermuda law or legal conclusions, is accurate in all material respects;

(viii)        The Company’s authorized issued share capital is as set forth in the Prospectus Supplement under the caption “Capitalization”. All of the issued and outstanding common shares of the Company have been duly authorized, validly issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive or similar right under the Constitutional Documents of any security holder of the Company;

(ix)           Based solely on the results of the Litigation Search there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. is a party, or to which the property of the Company, Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Sea Containers SPC Ltd. or Contender 2 Ltd. is subject, before or brought by any court or governmental agency or body in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Pricing Agreement, the Indenture and the Offered Securities or the performance by the Company of its obligations thereunder;

(x)            The choice of the laws of the State of New York as the proper law to govern the Pricing Agreement, the Indenture and the Offered Securities is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of the Pricing Agreement, Indenture and the Offered Securities in proceedings brought before them in relation to the Pricing Agreement, Indenture and the Offered Securities, provided that (a) such choice of law is valid and binding under the laws of the State of New York, (b) the point is specifically pleaded, and (c) recognition would not be contrary to public policy as that term is understood under Bermuda law;

(xi)           The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under the Pricing Agreement, Indenture and the Offered Securities is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York;

(xii)          A final and conclusive judgment of a competent foreign court against the Company based on the Pricing Agreement and the Indenture, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

(A)          the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(B)           the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority’s policy is to give the consents necessary to enable recovery in the currency of the obligation.

Such counsel has no reason to believe that as of the date of the opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Sections 5 and 6 of the Pricing Agreement would contravene Bermuda public policy or laws;

(xiii)         There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Offered Securities, or the consummation of any of the other transactions contemplated in the Pricing Agreement, the Indenture or the Offered Securities; and

(xiv)        No holder of any Offered Securities will be, purely on account of such holding, subject to any liability in respect of any liability of the Company and the Offered Securities are freely transferable by and between persons who are non-resident of Bermuda for exchange control purposes.

(d)           The Company shall have furnished to the Underwriters the opinion of Edwin S. Hetherington, Vice President, General Counsel and Secretary of the Company, dated as of the Closing Time, substantially to the effect that:

(i)            Great North Eastern Railway Ltd., Sea Containers U.K. Ltd. and Sea Containers British Isles Ltd. are companies duly incorporated, validly existing and in good standing under the laws of England;

(ii)           The issued shares of capital stock of each significant subsidiary of the Company (as defined in Regulation S–X of the Securities and Exchange Commission) have been duly authorized and validly issued, are fully paid and non-assessable and except as otherwise disclosed in the Prospectus, are owned beneficially by the Company, either directly or through wholly-owned subsidiaries of the Company, free and clear, to the best of such counsel’s knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except that (A) the shares of Silja Oy Ab and the preference shares of Sea Containers SPC Ltd. are pledged as security for bank loans to the Company and its subsidiaries, (B) the class A shares of Sea Containers SPC Ltd. have limited voting rights and are not owned by the Company or any of its subsidiaries, and (C) the shares of Great North Eastern Railway Ltd. are subject to restrictions on transfer imposed by the U.K. government;

(iii)          The execution and delivery by the Company of the Pricing Agreement and the Indenture, the performance by the Company of, or its compliance with, its obligations under the Pricing Agreement and the Indenture and the consummation of the transactions contemplated therein or in the Registration Statement and the Prospectus, including the offering, issuance or sale by the Company of the Offered Securities do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of their property or assets is subject, or (B) any provision of the Memorandum of Association, Certificate of Incorporation, By-laws or other constituent documents of the Company or, to the best of such counsel’s knowledge, any significant subsidiary of the Company or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court in the United Kingdom having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for such breaches,  violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect; and

(iv)          To the best of such counsel’s knowledge, there are no legal or governmental proceedings in England pending or threatened to which the Company or any of its subsidiaries is a party or to which any of its or their property is subject, except as otherwise disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

Such counsel may limit such opinion to the laws of the United Kingdom.  The opinion of such counsel will also state as follows:

“In my capacity as the Vice President, General Counsel and Secretary of the Company, I participated in the preparation of the Registration Statement and the Prospectus.  In the course of those preparations, I have participated in conferences with other officers and other representatives of the Company, representatives of the independent public accountants for the Company, counsel to the Company and your representatives, and I am familiar with the statistical data contained in the

Registration Statement and the Prospectus.  Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time it became effective, included any statistical data which constituted or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading.  Nothing set forth herein is intended to express any view with respect to the financial statements of the Company, or any related notes or schedules.”

(e)           At the Closing Time, the Underwriters shall have received an opinion of its counsel with respect to the issue and sale of the Offered Securities, the Registration Statement, the Pricing Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

(f)            (i)  the representations and warranties of the Company in these Provisions shall be true and correct in all material respects on and as of the Closing Time with the same effect as if made on the Closing Time, and the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time;

(ii)           since the end of the most recent fiscal period for which the Company has filed a report with the Commission pursuant to Section 13 of the 1934 Act, there shall have been no Material Adverse Change; and

(iii)          the Company shall have furnished to the Underwriters a certificate of the Company signed by the chief executive officer and the principal financial or accounting officer of the Company, dated as of the Closing Time, to the effect that they have examined the Registration Statement and Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, and the Pricing Agreement (including these Provisions) and certifying the matters set forth in clauses (i) and (ii) above.

(g)           Subsequent to the Representation Date and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities, including the Offered Securities, by any “nationally recognized statistical rating organization” recognized by the Commission.

(h)           On the Representation Date and at the Closing Time, Deloitte & Touche LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Representation Date and as of the Closing Time, in form and substance reasonably satisfactory to the Underwriters, (i) confirming that they are independent accountants within the meaning of the 1933 Act and the 1934 Act, and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus and (iii) otherwise reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(i)            Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any supplement thereto), there shall not have occurred any Material Adverse Change, whether or not arising in the ordinary course of business.

(j)            Subsequent to the Execution Time, there shall not have occurred any of the following:  (i) trading in the Company’s common shares shall have been suspended by the Commission, the New York Stock Exchange or The Pacific Exchange, Inc., or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Pacific Exchange, Inc., The Nasdaq National Stock Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared by federal, New York State or United Kingdom authorities; (iii) any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war, or other calamity or crisis; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities being delivered on the Closing Time on the terms and in the manner contemplated in the Pricing Agreement and in the Prospectus.

(k)           Neither the issuance and sale of the Offered Securities pursuant to the Pricing Agreement, nor the consummation of the other transactions contemplated thereby or in the Prospectus shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Pricing Agreement or any of the other transactions contemplated by the Prospectus, before any court or governmental authority.

(l)            Prior to the Closing Time, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by these Provisions, the Pricing Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 3.  Notwithstanding any such termination, the provisions of Sections 5, 6, and 7 shall remain in effect.

Section 5.  Indemnification.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) (the “Furnished Information”); and provided further, however, that the foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Offered Securities that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Offered Securities to such person and the untrue statement contained in or the omission from such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure resulted from noncompliance by the Company with the last sentence of Section 2(a) hereof.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which you agree to identify by letter to the Company prior to the Closing Time.

(c)           Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.  In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 6.  Contribution.  In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 5 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount with respect to the offering of the Offered Securities bears to the initial public offering price of the Offered Securities, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company.

Section 7.  Representations, Warranties, Indemnities and Agreements to Survive Delivery.  The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to a Pricing Agreement (including these Provisions) will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of either the 1933 Act or the 1934 Act and will survive delivery of and payment for the Offered Securities.

Section 8.  Termination of Agreement.  (a)  A Pricing Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Offered Securities, if prior to such time, any of the events described in Section 4(i) or Section 4(j) shall have occurred or the Underwriters shall decline to purchase the Offered Securities for any other reason permitted under such Pricing Agreement.

(b)           If a Pricing Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 3.  Notwithstanding any such termination, the provisions of Sections 5, 6 and 7 shall remain in effect.

Section 9.  Default.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase pursuant to a Pricing Agreement (the “Defaulted Offered Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms set forth in such Pricing Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a)           if the aggregate principal amount of Defaulted Offered Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased, the non-defaulting Underwriters shall be obligated severally and not jointly to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the aggregate principal amount of Defaulted Offered Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non–defaulting Underwriters do not purchase all the Offered Securities, such Pricing Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of a Pricing Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

Section 10.  Notices.  All notices and other communications under a Pricing Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.  Notices to you or the Underwriters shall be directed as set forth in such Pricing Agreement; and notices to the Company shall be directed to it at Sea Containers Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF, England Telecopier No.:  011-44-20-7805-5916, Attn:  Edwin S. Hetherington, Vice President, General Counsel and Secretary; and to Vincent Monte-Sano, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

Section 11.  Parties.  The agreement set forth in a Pricing Agreement (including these Provisions) is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed in Sections 5 and 6, any person who controls the Company or any of the Underwriters within the meaning of either the 1933 Act or the 1934 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 9, no other person shall acquire or have any right under or by virtue of such Pricing Agreement.  The term “successors and assigns” shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities.  If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

Section 12.  Governing Law and Time.  Each Pricing Agreement shall be governed by the laws of the State of New York.

Section 13.  Counterparts.  A Pricing Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

Section 14.  Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity.  (a)  To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the County and State of New York, in any suit or proceeding based on or arising under a Pricing Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Company hereby irrevocably designates and appoints Corporation Service Company (the “Process Agent”), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately upon execution of a Pricing Agreement without any further action on the part of the Company.  As of each Closing Time, the Company represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  The Company hereby irrevocably authorizes and directs the Process Agent to accept such service.  The Company further agrees that service of process upon the Process Agent, and written notice of said service to the Company mailed by prepaid registered first-class mail or delivered to the Process Agent at its designated office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the right of any Underwriter or any person controlling such Initial Purchaser to serve process in any other manner permitted by law.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under a Pricing Agreement, any Offered Securities or a Indenture.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their obligations under these Provisions, to the extent permitted by law.

(b)           The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of setoff, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under a Pricing Agreement.

Section 15.  Business Day.  For purposes of a Pricing Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

EXHIBIT A

SEA CONTAINERS LTD.
(a Bermuda company)

[Title of Offered Securities]

PRICING AGREEMENT

                   , 200

Sea Containers Ltd.

22 Victoria Street

Hamilton HM 12

Bermuda

Ladies and Gentlemen:

We are acting on behalf of the underwriters (including ourselves) named below (the “Underwriters”), and we understand that Sea Containers Ltd., a Bermuda company (the “Company”), proposes to issue and sell $ aggregate principal amount of its [Title of Offered Securities] (the “Offered Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters offer to purchase, severally and not jointly, the aggregate principal amount of Offered Securities set forth below opposite their names below at the purchase price of                     % of the principal amount thereof, plus accrued interest, if any, from                     , 200   to the date of payment (the “Purchase Price”).

Name	Amount of Offered Securities

TOTAL:	$

We represent that we are authorized to act for the several Underwriters named above in connection with this financing, and any action under this Agreement by any of us will be binding upon all the Underwriters.

The Offered Securities shall have the terms set forth in the Prospectus dated                     , 200 , and the Prospectus Supplement dated                     , 200 , including the following:

Terms of the Offered Securities:

1

Maturity Date:

Interest Rate:

Redemption Provisions:

Interest Payment Dates:

Form and Denomination:

Ranking:

[Include other material terms of the Offered Securities]

Capitalized terms used above and not defined herein shall have the meaning set forth in the Prospectus and Prospectus Supplement referred to above.

The attached Standard Underwriting Agreement Provisions (the “Provisions”) are incorporated by reference into this Pricing Agreement, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full therein.

[Include other agreed upon terms]

Payment of the Purchase Price for, and delivery of, the Offered Securities shall be made at 10:00 A.M., New York City time, on                     , 200   at the offices of Shearman & Sterling LLP, New York, New York, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 9 of the Provisions.  Delivery of the Offered Securities shall be made to you against payment by you of purchase price therefor or upon the order of the Company in immediately available funds or such other manner of payment as may be agreed by you and the Company.  Such Offered Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time.  Such Offered Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

2

Please confirm your agreement to the foregoing by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Acting on behalf of itself and the other named Underwriters

Accepted:

SEA CONTAINERS LTD.

By:
Name:
Title:

S-1

ANNEX A

TO EXHIBIT B

List of Significant Subsidiaries

Incorporated/Organized
The “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X

Great North Eastern Railway Ltd.	England
Sea Containers SPC Ltd.	Bermuda
Silja Oy Ab	Finland

QuickLinks

  Exhibit 4.2
SEA CONTAINERS LTD. OFFICERS' CERTIFICATE PURSUANT TO SECTION 3.01 OF THE INDENTURE IDENTIFIED BELOW
  EXHIBIT B TO OFFICERS' CERTIFICATE